PROCUREMENT AGREEMENT

Effective Date: January 1, 2024

This Procurement Agreement ("Agreement") is entered into by and among:

- Spyder Auto, Inc. ("Spyder Auto"), a corporation organized under the laws of USA, with its principal place of business at 19385 E. Walnut Dr., North, City Of Industry, CA 91748, USA;

- Autoholic Inc ("Autoholic"), a company incorporated in USA, serving as the authorized purchasing agent for Spyder Auto, with an address at 19039 Colima Road #522, Rowland Heights, CA 91748, USA;

- Kuen Hwa Traffic Industrial CO., LTD ("Kuen Hwa Traffic"), the original manufacturer in Taiwan, with its principal place of business at 57 Huangong Road, Yongkang District, Tainan City 71041, Taiwan.

Collectively referred to as the "Parties."

1. Business Relationship and Exclusivity

1.1. Kuen Hwa Traffic hereby appoints Spyder Auto as its sole and exclusive importer and distributor for all Kuen Hwa Traffic U.S. specification products in the North American market.

1.2. This exclusivity applies to all Kuen Hwa Traffic products intended for vehicles sold or operated in the U.S., Canada, and Mexico.

1.3. Kuen Hwa Traffic agrees not to directly or indirectly supply U.S. spec products to any third parties in the North American market without written approval from Spyder Auto.

2. Product Development, Quality Control, and Compliance

2.1. Spyder Auto may provide development guidance to Kuen Hwa Traffic, including vehicle model selection and design/functionality suggestions, based on customer feedback and market demand.

2.2. Due to the complexity of tooling requirements and regulatory compliance (e.g., DOT/SAE), Spyder Auto acknowledges that its role will be limited to providing preliminary suggestions, and Kuen Hwa Traffic retains final responsibility for engineering and compliance.

2.3. Spyder Auto and Autoholic will conduct periodic quality control inspections on production batches and outgoing shipments to ensure consistency in product appearance, fitment, and performance.

2.4. Kuen Hwa Traffic shall ensure that all products for the U.S. market are tested and meet applicable DOT/SAE standards, with supporting documentation available upon request.

3. Product Procurement and Shipment

3.1. Production shall commence only upon issuance of a formal Purchase Order (PO) by Spyder Auto.

3.2. Unless otherwise agreed, Kuen Hwa Traffic shall complete production within 90 calendar days from PO confirmation. In the event of tooling damage or material disruption, the Parties will confer to determine a reasonable extension.

3.3. All finished products must be packaged according to Spyder Auto's specifications:

- Branded outer boxes or inner labels shall include Spyder Auto logos and branding;

- Each product must clearly display Spyder Auto and Kuen Hwa Traffic part numbers, UPC code, and shipment identifier (lot or PO#).

3.4. Kuen Hwa Traffic shall notify Autoholic and Spyder Auto upon readiness of shipment, and provide relevant packing lists, photos, and documentation prior to shipment.

4. Product Cost and Payment Terms

4.1. Product pricing shall be established through mutual agreement between Spyder Auto and Kuen Hwa Traffic prior to issuance of each PO.

4.2. Any pricing adjustment must be agreed upon in writing by both Spyder Auto and Kuen Hwa Traffic and cannot be unilaterally changed.

4.3. All purchases shall be conducted in United States Dollars (USD). Should there be a material change in foreign exchange rates that materially impacts production costs, the Parties agree to enter good-faith negotiations to adjust pricing accordingly.

4.4. Payments shall be made by Spyder Auto to Autoholic Enterprise under net 105-day terms, calculated from the date the shipment arrives at a U.S. port of entry.

5. Term and Termination

5.1. This Agreement shall take effect on the first calendar week of each calendar year and shall remain in force for a term of one (1) year, automatically renewing at the start of each year unless otherwise terminated in accordance with this section.

5.2. Termination of this Agreement may only be initiated by either Party through written notice provided no less than 180 calendar days prior to the intended termination date.

5.3. Upon termination, any outstanding obligations (including pending POs and payments due) shall remain enforceable under the terms of this Agreement.

5.4. Early termination without cause by Kuen Hwa Traffic or Autoholic shall result in liquidated damages, to be mutually agreed in a supplemental agreement.

6. Governing Law and Dispute Resolution

6.1. This Agreement shall be governed by and interpreted under the laws of the State of California, United States.

6.2. The Parties agree to resolve any dispute first through good-faith negotiation. If unresolved, disputes shall be settled via binding arbitration in Los Angeles, CA.

7. Entire Agreement and Amendments

7.1. This Agreement constitutes the entire understanding among the Parties and supersedes all previous agreements, oral or written, related to the subject matter herein.

7.2. Any amendment or modification must be made in writing and signed by all Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date stated above.

Spyder Auto, Inc.	Autoholic Enterprise Ltd.	Kuen Hwa Traffic Co., Ltd.	
Authorized Signature:	Authorized Signature:	Authorized Signature: Hao Lin Huang	
Name: Anthony Wai	Name: Wilson Lam	Name: Hao Lin Huang	
Date: Jan 2nd, 2024	Date: Jan 2nd, 2024	Date: Jan 2nd, 2024	